THIRD AMENDMENT TO YORKVILLE AMERICA INVESTMENT TRUST
DISTRIBUTION AGREEMENT

This third amendment (“Amendment”) to the ETF Distribution Agreement dated October 29, 2025 and Novated on June 30, 2026, (the “Agreement”), by and between Yorkville America Investment Trust, an Ohio statutory trust (the “Trust”) and PINE Distributors, LLC, a Delaware limited liability company (the “Distributor”), is entered into as of August 12, 2026 (the “Effective Date”).

WHEREAS, The Trust and the Distributor (collectively the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated list of funds; and

WHEREAS, Section 8(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PINE Distributors LLC                Yorkville America Investment Trust

By: _/s/ Mark Fairbanks_________            By: _/s/ David Bogaert__________
Name: Mark Fairbanks                    Name: David Bogaert
Title: President                        Title: President

ETF DISTRIBUTION AGREEMENT
EXHIBIT A

Truth Social American Security & Defense ETF
Truth Social American Next Frontiers ETF
Truth Social American Icons ETF
Truth Social American Energy Security ETF
Truth Social American Red State REITs ETF
Truth Social Bitcoin Plus ETF
YA MarketVector Bitcoin and Ether Momentum Index ETF
Yorkville America Crypto Leaders Index ETF
Yorkville America Crypto Leaders Covered Call Index ETF
Yorkville America Digital Asset Ecosystem Index ETF
Truth Social Stablecoin Yield Strategy ETF
Truth Social Big 7 Crypto MYGA Strategy ETF
Truth Social All-Terrain Crypto MYGA Strategy ETF
Truth Social Stablecoin MYGA Strategy ETF
Truth Social God Bless America ETF
Truth Social America First ETF
Yorkville America Next Generation Memory Index ETF
Yorkville America MANGOS Plus Index ETF
Yorkville America MANGOS Plus Premium Equity Income Index ETF
Yorkville America 2X Long MANGOS Plus Daily Target ETF
Yorkville America 2X Inverse MANGOS Plus Daily Target ETF
YA Columbus Macro Reindustrialization Dividend Index ETF
YA Columbus Macro Anti-Debasement Index ETF
Yorkville America Space Index ETF